Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Diversified Restaurant Holdings, Inc.
Southfield, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 1, 2013, relating to the consolidated financial statements of Diversified Restaurant Holdings, Inc. for the years ended December 30, 2012 and December 25, 2011, which is contained in the Registration Statement on Form S-1, as amended (333-187208).  We also consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 10, 2012, related to the combined financial statements of Brewsters, Inc., Buffaloville, Inc., Cal City Wings, Inc., Crown Wings, Inc., Lansing Wings, Inc., Lincoln Park Wings, Inc., Hammond Wings, Inc., Valpo Wings, Inc., and Homewood Wings, Inc., that were acquired by Diversified Restaurant Holdings, Inc., for the years ended December 31, 2011 and 2010, which is incorporated by reference in the Registration Statement on Form S-1, as amended (333-187208).

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Troy, Michigan
April 18, 2013